Exhibit 23.1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

             As independent public accountants, we hereby consent to the incorporation of our report included in Exhibit 99.1 of this Form 8-K/A, into Vornado Realty Trust’s previously filed Registration Statements File Nos. 333-36080, 333-64015, 333-50095, 333-52573, 333-29011, 333-09159, 333-76327, 333-89667, 333-81497, 333-40787, 333-29013 and 333-68462.

ARTHUR ANDERSEN LLP

Vienna, Virginia
March 15, 2002